Exhibit 99.1

COMTECH COMMENTS ON LETTER FROM SHAREHOLDER

MELVILLE, N.Y. -- October 6, 2021 -- Comtech Telecommunications Corp. (NASDAQ: CMTL), a leading global provider of next-generation 911 emergency systems and secure wireless communications technologies, today confirmed receipt of a letter from Outerbridge Capital Management LLC.

The Company issued the following statement:

Comtech maintains regular dialogue with investors, and we are focused on executing our strategic plan to create long-term value for shareholders and all stakeholders. While we disagree with Outerbridge’s assessment of our business and are disappointed by their latest comments, our Nominating and Governance Committee continues to review their proposed candidates in accordance with its standard procedures. Our Board will present its recommended slate of director nominees in Comtech’s definitive proxy statement, which will be published prior to the 2021 Annual Meeting.

Our Board has recently taken a number of important steps demonstrating our commitment to ongoing refreshment and sound governance – including appointing Judy Chambers to the Board, announcing the retirement of three longstanding directors following our 2021 Annual Meeting, and developing a plan to declassify the Board. Our recently announced leadership transition represents the culmination of a thoughtful and deliberate succession planning process initiated by the Board with Michael Porcelain’s appointment as Chief Operating Officer in 2018 and President in 2020.

Earlier this week, Comtech announced fiscal 2021 results. In the face of persisting headwinds related to the pandemic and unprecedented supply chain disruptions, we significantly improved our book-to-bill ratio year-over-year, delivered backlog growth of $38 million year-over-year, and won substantial new multi-year NG-911 and satellite earth station technologies contracts that are expected to generate several hundreds of millions of dollars of incremental revenue. As a testament to our unique market position, we were recognized by Frost & Sullivan for achieving the most significant year-over-year market share gains of any NG-911 primary contract holder and by Northern Sky Research for our leadership in the growing satellite cellular backhaul market.

About Comtech

Comtech Telecommunications Corp. is a leading global provider of next-generation 911 emergency systems and secure wireless communications technologies to commercial and government customers around the world. Headquartered in Melville, New York and with a passion for customer success, Comtech designs, produces and markets advanced and secure wireless solutions. For more information, please visit www.comtechtel.com.

Forward-Looking Statements

Certain information in this press release contains statements that are forward-looking in nature and involve certain significant risks and uncertainties. Actual results could differ materially from such forward-looking information. The Company’s Securities and Exchange Commission filings identify many such risks and uncertainties. Any forward-looking information in this press release is qualified in its entirety by the risks and uncertainties described in such Securities and Exchange Commission filings.

Additional Information and Where to Find It
This filing may be deemed to be solicitation material in respect of the matters to be considered at the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”). In connection with the 2021 Annual Meeting, the Company plans to file with the Securities and Exchange Commission (“SEC”) and furnish to the Company’s stockholders a proxy statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE COMPANY’S 2021 ANNUAL MEETING OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY’S 2021 ANNUAL MEETING AND THE PARTIES RELATED THERETO. The Company’s stockholders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at https://www.sec.gov or the Company’s website at https://www.comtechtel.com.

Participants in the Solicitation
The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders in connection with the matters to be considered at the Company’s 2021 Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the Company’s 2021 Annual Meeting will be set forth in the applicable proxy statement and other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2021, the Company’s and such persons’ other filings with the SEC and in the Company’s definitive proxy statement in connection with the Company’s 2021 Annual Meeting when filed with the SEC on Schedule 14A.

PCMTL
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Media Contact:
Kekst CNC
Nicholas.Capuano@kekstcnc.com
(212) 521-4800

Investor Contact:
Investors@comtech.com
(631) 962-7005